letterhead

                              AN IMPORTANT REMINDER
================================================================================

                                        October 9, 2000

Dear Shareholder:

      The Annual Meeting of Shareholders of the Del Webb Corporation is scheduled to be held on Thursday, November 2, 2000.

      According to our latest records, your vote for this meeting has not been returned. Regardless of the number of shares you may own, it is very important that they be represented at this meeting.

      We urge you to register your support for the current board of directors. Please sign, date and mail the enclosed WHITE proxy card promptly.

      If you have any questions, please call our proxy solicitor, Corporate Investor Communications, Inc., toll free at 1-888-682-7221

                IF YOU HAVE RECENTLY VOTED YOUR WHITE PROXY CARD,
              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.